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                          BERLITZ INTERNATIONAL, INC.

                                  $55,000,000

                   5% Convertible Exchangeable Subordinated

                         Debentures due 2010, Series B


                            -----------------------

                              PURCHASE AGREEMENT

                            -----------------------


                          Dated as of October 2, 1998


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





                               TABLE OF CONTENTS


Section                                                                                                 Page
1.       AUTHORIZATION OF DEBENTURES...................................................................  1

2.       SALE AND PURCHASE OF DEBENTURES...............................................................  1

3.       CLOSING.......................................................................................  2

4.       CONDITIONS TO CLOSING.........................................................................  2
         4.1      Representations and Warranties.......................................................  2
         4.2      Performance; No Default..............................................................  2
         4.3      Compliance Certificates..............................................................  3
         4.4      Opinions of Counsel..................................................................  3
         4.5      Purchase Permitted By Applicable Law, etc............................................  3
         4.6      Shareholders Approval................................................................  3
         4.7      Other Agreements.....................................................................  3
         4.8      Proceedings and Documents............................................................  4
         4.9      Sale of Other Debentures.............................................................  4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................  4
         5.1      Organization; Power and Authority....................................................  4
         5.2      Authorization, etc...................................................................  4
         5.3      Capitalization.......................................................................  5
         5.4      Organization and Ownership of Shares of Subsidiaries.................................  5
         5.5      Filed Documents and Financial Statements.............................................  6
         5.6      Compliance with Laws, Other Instruments, etc.........................................  7
         5.7      Governmental Authorizations, etc.....................................................  8
         5.8      Litigation; Observance of Statutes and Orders........................................  8
         5.9      Taxes................................................................................  8
         5.10     Title to Property; Leases............................................................  8
         5.11     Licenses, Permits, etc...............................................................  9
         5.12     Compliance with ERISA................................................................  9
         5.13     Private Offering by the Company...................................................... 10
         5.14     Use of Proceeds; Margin Regulations.................................................. 10
         5.15     Existing Indebtedness................................................................ 10
         5.16     Status under Certain Statutes........................................................ 11
         5.17     Swaps................................................................................ 11
         5.18     Foreign Corrupt Practices Act........................................................ 11
         5.19     No Brokers or Finders................................................................ 11

         5.20     Agreements Between Apollo and the Company............................................ 11
         5.21     "Berlitz" Trademark.................................................................. 12

6.       REPRESENTATIONS OF THE PURCHASER.............................................................. 12
         6.1      Organization; Power and Authority.................................................... 12
         6.2      Authorization, etc................................................................... 12
         6.3      Purchase for Investment.............................................................. 13

7.       INFORMATION AS TO COMPANY..................................................................... 13
         7.1      Financial and Business Information................................................... 13
         7.2      Inspection........................................................................... 15

8.       OPTIONAL REDEMPTION OF THE CONVERTIBLE
         DEBENTURES.................................................................................... 16
         8.1      Optional Redemption.................................................................. 16
         8.2      Election to Redeem; Notice to Holders................................................ 17
         8.3      Debentures Payable on Redemption Date................................................ 17

9.       CONVERSION OF CONVERTIBLE DEBENTURES.......................................................... 17
         9.1      Conversion Privilege and Conversion Price............................................ 17
         9.2      Exercise of Conversion Privilege..................................................... 18
         9.3      Fractions of Shares.................................................................. 19
         9.4      Adjustment of Conversion Price....................................................... 19
         9.5      Notice of Adjustments of Conversion Price............................................ 22
         9.6      Notice of Certain Corporate Action................................................... 22
         9.7      Company to Reserve Common Stock...................................................... 23
         9.8      Taxes on Conversions................................................................. 23
         9.9      Covenant as to Common Stock.......................................................... 24
         9.10     Cancellation of Converted Debentures................................................. 24
         9.11     Provisions in Case of Consolidation, Merger or Sale of Assets........................ 24

10.      EXCHANGE OF CONVERTIBLE DEBENTURES FOR FIXED RATE
         DEBENTURES.................................................................................... 25
         10.1     Election for Fixed Rate Debentures................................................... 25
         10.2     Procedure for Exercising Option to Receive Fixed Rate
                  Debentures........................................................................... 25
         10.3     Redemption of the Fixed Rate Debentures.............................................. 26
         10.4     Redemption Pursuant to the Other Purchase Agreement.................................. 26

11.      AFFIRMATIVE COVENANTS......................................................................... 26
         11.1     Compliance with Law.................................................................. 26
         11.2     Insurance............................................................................ 27
         11.3     Maintenance of Properties............................................................ 27
         11.4     Payment of Taxes. ................................................................... 27

         11.5     Corporate Existence, etc............................................................. 28
         11.6     Repurchase of Debentures at the Option of the Holder Upon a
                  Change of Control.................................................................... 28

12.      NEGATIVE COVENANTS............................................................................ 29
         12.1     Merger, Consolidation, etc........................................................... 30
         12.2     Forbearance from Restrictions on Rights of Holders of Convertible
                  Debentures........................................................................... 30

13.      SUBORDINATION OF CONVERTIBLE DEBENTURES....................................................... 30

14.      EVENTS OF DEFAULT............................................................................. 33

15.      REMEDIES ON DEFAULT, ETC...................................................................... 35
         15.1     Acceleration......................................................................... 35
         15.2     Other Remedies....................................................................... 36
         15.3     Rescission........................................................................... 36
         15.4     No Waivers or Election of Remedies, Expenses, etc.................................... 37

16.      REGISTRATION; EXCHANGE; SUBSTITUTION OF
         DEBENTURES.................................................................................... 37
         16.1     Registration of Debentures........................................................... 37
         16.2     Transfer and Exchange of Debentures.................................................. 37
         16.3     Replacement of Debentures............................................................ 38

17.      PAYMENTS ON DEBENTURES........................................................................ 38
         17.1     Place of Payment..................................................................... 38
         17.2     Home Office Payment.................................................................. 38

18.      EXPENSES, ETC................................................................................. 39
         18.1     Transaction Expenses................................................................. 39
         18.2     Survival............................................................................. 39

19.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
         AGREEMENT..................................................................................... 40

20.      AMENDMENT AND WAIVER.......................................................................... 40
         20.1     Requirements......................................................................... 40
         20.2     Solicitation of Holders of Debentures................................................ 40
         20.3     Binding Effect, etc.................................................................. 41
         20.4     Debentures held by Company, etc...................................................... 41

21.      NOTICES....................................................................................... 41

22.      REPRODUCTION OF DOCUMENTS..................................................................... 42

23.      APPROVALS, ETC................................................................................ 42

24.      SUBSTITUTION OF PURCHASER..................................................................... 43

25.      MISCELLANEOUS................................................................................. 43
         25.1     Successors and Assigns............................................................... 43
         25.2     Payments Due on Non-Business Days.................................................... 44
         25.3     Severability......................................................................... 44
         25.4     Construction......................................................................... 44
         25.5     Counterparts......................................................................... 44
         25.6     Governing Law........................................................................ 44
         25.7     Further Assurances................................................................... 45
         25.8     Confidentiality...................................................................... 45

SCHEDULE A                          --      DEFINED TERMS

SCHEDULE 5.3                        --      Capitalization

SCHEDULE 5.4                        --      Subsidiaries

SCHEDULE 5.4(a)(i)                  --      Shares of Subsidiary Capital Stock Owned by
                                            Nominees

SCHEDULE 5.4(a)(ii)                 --      Shares of Subsidiary Capital Stock Owned by Third
                                            Parties

SCHEDULE 5.4(b)                     --      Liens on Certain Shares of Subsidiary Capital Stock

SCHEDULE 5.4(c)                     --      Certain Items with respect to Berlitz Japan

SCHEDULE 5.4(d)                     --      Financial Statements of Berlitz Japan

SCHEDULE 5.5(b)                     --      Unaudited Interim Financial Statements of the
                                            Company

SCHEDULE 5.5(c)                     --      Financial Projections of the Company

SCHEDULE 5.10                       --      Property Liens

SCHEDULE 5.14                       --      Use of Proceeds

SCHEDULE 5.17                       --      Swaps

SCHEDULE 5.20(a)                    --      Agreements between Apollo and the Company

SCHEDULE 5.21                       --      Berlitz Trademark

EXHIBIT 1                           --      Form of 5% Convertible Exchangeable
                                            Subordinated Debenture due 2010, Series B

EXHIBIT 4.4                         --      Form of Opinion of Paul, Weiss, Rifkind, Wharton
                                            & Garrison, special counsel for the Company

                          Berlitz International, Inc.
                              400 Alexander Park
                       Princeton, New Jersey 08540-6306

   5.00% Convertible Exchangeable Subordinated Debentures due 2010, Series B


                                                         as of October 2, 1998


Benesse Holdings International, Inc.
65 East 55th Street, 23rd Floor
New York, New York  10022


Ladies and Gentlemen:


                  Berlitz International, Inc., a New York corporation (the "COMPANY"), agrees with you as follows:

1.       AUTHORIZATION OF DEBENTURES.

                  The Company has authorized the issue and sale of $55,000,000 aggregate principal amount of its 5% Convertible Exchangeable Subordinated Debentures due 2010, Series B (the "CONVERTIBLE DEBENTURES", and, together with any Fixed Rate Debentures (as hereinafter defined) issued in exchange therefor pursuant to Section 10 of this Agreement, the "DEBENTURES", any such term to include any debentures issued in substitution therefor pursuant to
Section 16 of this Agreement). The Convertible Debentures shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule A; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF DEBENTURES.

                  Subject to the terms and conditions of this Agreement, the Company will issue and sell to you, and you will purchase from the Company, at the Closing provided for in Section 3, $55,000,000 aggregate principal amount of Convertible Debentures at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into a separate purchase agreement substantially similar to this Agreement except for differences which have been notified to and approved by you (the "OTHER PURCHASE AGREEMENT") with Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. as represented by Apollo Management IV, L.P. (collectively, "APOLLO") providing for the sale to and purchase by Apollo of $100,000,000 aggregate principal amount of another series of the

Company's debentures at the Closing. Your obligations hereunder and the obligations of Apollo under the Other Purchase Agreement are several and not joint agreements and you shall have no obligation under the Other Purchase Agreement and no liability to any Person for the performance or non-performance by Apollo thereunder.

3.       CLOSING.

                  The sale and purchase of the Convertible Debentures to be purchased by you and Apollo shall occur at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004-2498, at 9:00 a.m., Eastern Standard Time, at a closing (the "CLOSING") on the Business Day of or immediately following the satisfaction of the conditions set forth in Section 4 (the "ISSUE DATE") or on such other Business Day thereafter on or prior to March 31, 1999 as may be agreed upon by the Company and you. At the Closing the Company will deliver to you the Convertible Debentures to be purchased by you in the form of a single Convertible Debenture (or such greater number of Convertible Debentures in denominations of at least $1,000,000 as you may request) dated the Issue Date and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to such bank account as the Company shall have notified you in writing. If at the Closing the Company shall fail to tender such Convertible Debentures to you as provided above in this Section 3, or any of the conditions specified in
Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

                  Your obligation to purchase and pay for the Convertible Debentures to be sold to you at the Closing is subject to the fulfillment or waiver, prior to or at the Closing, of the following conditions:

4.1      REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company in this Agreement and the Other Agreements shall be correct in all material respects when made and at the time of the Closing except where such representations and warranties expressly relate to an earlier date.

4.2      PERFORMANCE; NO DEFAULT.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Debentures

(and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

4.3      COMPLIANCE CERTIFICATES.

                  (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                  (b) Secretary's Certificate. The Company shall have delivered to you a certificate of the Secretary of the Company certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Debentures and this Agreement and the approval of the issuance of debentures pursuant to the Other Purchase Agreement and of the Debentures pursuant to this Agreement by shareholders of the Company.

4.4      OPINIONS OF COUNSEL.

                  You shall have received an opinion, dated the date of the Closing, from Paul, Weiss, Rifkind, Wharton & Garrison, special counsel for the Company, in the form set forth in Exhibit 4.4 (and the Company hereby instructs its special counsel to deliver such opinion to you).

4.5      PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the date of the Closing your purchase of Debentures shall
(i) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (ii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation.

4.6      SHAREHOLDERS APPROVAL.

         The shareholders of the Company shall have approved the issuance of debentures pursuant to the Other Purchase Agreement and of the Debentures pursuant to this Agreement at the Company Shareholder Meeting.

4.7      OTHER AGREEMENTS.

         The Other Agreements shall be in full force and effect and the Company shall have delivered to you a true and complete copy of each Other Agreement.

4.8      PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Other Agreements and all documents and instruments incident to such transactions shall be satisfactory to you and Coudert Brothers, your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies as you or they may reasonably request of such documents.

4.9      SALE OF OTHER DEBENTURES.

         Contemporaneously with the sale of Convertible Debentures to you, the Company shall sell to Apollo under the Other Purchase Agreement $100,000,000 principal amount of the Company's 5% Convertible Exchangeables Subordinated Debentures due 2010, Series A.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:

5.1      ORGANIZATION; POWER AND AUTHORITY.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements and the Debentures and to perform the provisions hereof and thereof.

5.2      AUTHORIZATION, ETC.

                  This Agreement, the Other Agreements, and the Debentures have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Other Agreement and Debenture will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Common Stock issuable upon conversion of the Convertible Debentures has been duly authorized and reserved for issuance and upon issuance upon conversion of the Convertible Debentures will be validly issued, fully paid and nonassessable.

5.3      CAPITALIZATION.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of: (i) 40,000,000 shares of common stock, par value $.10 per share ("COMMON STOCK"), of which 9,529,788 shares are issued and outstanding and (ii) 180,000 shares of preferred stock, par value $1.00 per share ("PREFERRED SHARES"), of which no shares are issued and outstanding. Of the authorized Preferred Shares, 180,000 shares have been authorized as a separate series designated as "7% Non-Cumulative Preferred Shares."

                  (b) The outstanding shares of Common Stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as disclosed in the previous paragraph and in Schedule 5.3, there are no other shares of capital stock of the Company authorized and reserved for issuance and the Company does not have any commitment to authorize, issue or sell any of its capital stock or securities convertible into its capital stock. The number of shares of Common Stock which are issuable and reserved for issuance upon exercise of stock options of the Company as of the date hereof (and the exercise price thereof) are disclosed in Schedule 5.3. The Company has no outstanding securities convertible into capital stock of the Company.

5.4      ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

                  (a) The Company has disclosed in Schedule 5.4 a list of all its Subsidiaries together with the jurisdiction of organization of each such Subsidiary. All of the outstanding shares of capital stock or similar equity interests of each Subsidiary of the Company have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary (except for certain shares owned by nominees and third parties as disclosed on Schedules 5.4(a)(i) and 5.4(a)(ii), respectively) free and clear of any Lien, except for liens on certain Subsidiaries' shares as indicated on
Schedule 5.4(b).

                  (b) Each Subsidiary of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (c) With respect to Berlitz Japan, Inc., formerly The Berlitz Schools of Languages (Japan) Inc. ("BERLITZ JAPAN"), the Company has disclosed in Schedule 5.4(c): (i) the formula for calculating the minority interest held by Benesse Corporation, a Japanese corporation ("BENESSE CORPORATION") in Berlitz Japan and the calculation for such minority interest for the four years ended December 31, 1997; (ii) the formula for calculating royalty payments payable by Berlitz Japan to the Company; and (iii) the amount of minority interest relating to Berlitz Japan as of June 30, 1998, as reflected on the balance sheet of the Company. The formula set forth in clauses (i) and (ii) may not be amended unless approved by the disinterested directors of the Company's board of directors. Benesse Corporation has no contractual or other right to receive a dividend or other payment with respect to such minority interest without the approval of the Board of Directors of Berlitz Japan. The only agreement or arrangement relating to Benesse Corporation's rights as a shareholder of Berlitz Japan with respect to Berlitz Japan is the Japan Shareholders Agreement.

         (d) Berlitz Japan is the same subsidiary referred to in the Japan Shareholders Agreement as The Berlitz Schools of Languages (Japan) Inc. The operations of Berlitz Japan include instruction, translation and publishing activities originating in Japan, and do not include any of the Company's operations originating in non-Japan Asia. As of the date hereof, no agreements or understandings exist which would require the Company to merge any future acquisition made in Japan or in non-Japan Asia into Berlitz Japan, or which would prohibit the Company from forming any additional subsidiaries with operations in Japan or non-Japan Asia. The historical financial statements provided to Benesse with respect to Berlitz Japan, included within the information listed in Schedule 5.4(d), fairly present the operational results of all of the operations included within Berlitz Japan and were prepared in all material respects consistent with past accounting practices.

5.5      FILED DOCUMENTS AND FINANCIAL STATEMENTS.

                  (a) Each of the documents filed with the SEC since January 1, 1998 complied as to form in all material respects with all of the requirements of the Securities Act or the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be contained therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. Any financial statements contained in such filings (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates and the consolidated results of their operations and cash flows for the respective periods and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Since December 31, 1997, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except as disclosed in the Company's consolidated financial statements prior to the date hereof or changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Since October 2, 1998, the Company has conducted its business in the usual, regular and ordinary course.

                  (b) The Company's unaudited interim financial statements, included in the information listed in Schedule 5.5(b) and delivered to Benesse, were prepared in all material respects on the same basis as the financial statements contained in the documents filed with the SEC and fairly present the financial position of the Company as of the dates referenced therein.

                  (c) The Company's financial projections, included in the information listed in Schedule 5.5(c) and delivered to Benesse, were prepared in good faith based on assumptions believed to have been reasonable at the time made and were prepared in all material respects consistent with past accounting practices; however, no representation or warranty is made with respect to actual financial results which will vary and may vary materially from such projections.

5.6      COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by the Company of this Agreement, the Other Agreements and the Debentures will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, material mortgage, deed of trust, loan, credit agreement, corporate charter or by-laws, or any other Material agreement, lease or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, which violation would reasonably be expected to have a Material Adverse Effect. No representation or warranty is made with respect to the Company's agreement with NationsBank, National Association, all amounts owing under which will be repaid on or prior to the date of the Closing.

5.7      GOVERNMENTAL AUTHORIZATIONS, ETC.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Other Agreements and the Debentures, except (i) the filing of a proxy statement with the SEC in connection with the Company Shareholder Meeting and (ii) a filing pursuant to the HSR Act as may be required in connection with the conversion of the debentures issued under the Other Purchase Agreement.

5.8      LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

                  (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9      TAXES.

                  The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, or the failure to file with respect to which, is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been audited by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended 1994.

5.10     TITLE TO PROPERTY; LEASES.

                  The Company and its Subsidiaries have good title to their respective properties, including all such properties reflected in the audited balance sheet as of

December 31, 1997 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of), in each case free and clear of Liens, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect or as otherwise set forth on Schedule 5.10. All Material leases are valid and subsisting and are in full force and effect in all material respects.

5.11     LICENSES, PERMITS, ETC.

                  The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12     COMPLIANCE WITH ERISA.

                  (a) The Company has operated and administered each Plan in substantial compliance with all applicable laws. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of each such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not expected to exceed $1,750,000.

5.13     PRIVATE OFFERING BY THE COMPANY.

                  Neither the Company nor anyone acting on its behalf has offered the Debentures or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you and Apollo, each of which has been offered the Debentures at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Debentures to the registration requirements of Section 5 of the Securities Act.

5.14     USE OF PROCEEDS; MARGIN REGULATIONS.

                  The Company will as promptly as practicable apply substantially all the proceeds of the sale of the Convertible Debentures to retire existing indebtedness in accordance with Schedule 5.14. No part of the proceeds from the sale of the Convertible Debentures hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

5.15     EXISTING INDEBTEDNESS.

                  Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal of or interest on any Indebtedness of the Company or such Subsidiary in an aggregate principal amount in excess of $3,000,000 and no event or condition exists with respect to any such Indebtedness of the Company or any Subsidiary that would (i) permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment or (ii) prevent the Company or any Subsidiary from prepaying any such Indebtedness without prepayment penalty or premium (except (A) for the Company's agreement with NationsBank, National Association, all amounts owing under which will be repaid on or prior to the date of the Closing, and (B) that a prepayment penalty or premium might become payable in connection with any early termination of the Company's Swaps).

5.16     STATUS UNDER CERTAIN STATUTES.

                  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.17     SWAPS.

                  The Company has listed on Schedule 5.17 all of the Swaps (and the value of each such Swap) that either the Company or any of its Subsidiaries is currently a party to. All of such Swaps have been entered into in connection with the Company's existing and prior Indebtedness and not for speculative purposes. Except as set forth on Schedule 5.17, the Company has not entered into or otherwise effected or permitted to remain outstanding any Swap that is intended to reduce the Company's exposure to fluctuations in foreign currency exchange rates and interest rates.

5.18     FOREIGN CORRUPT PRACTICES ACT.

                  The Company is not in violation of Section 30A of the Exchange Act.

5.19     NO BROKERS OR FINDERS.

                  No agent, broker, finder, or investment or commercial banker (other than Goldman, Sachs & Co., as to whose fees and expenses the Company shall have full responsibility and you shall have no responsibility) or other Person or firm engaged by or acting on behalf of the Company or any Subsidiary in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions. A true and correct copy of the engagement letter with Goldman, Sachs & Co. has been provided to you.

5.20     AGREEMENTS BETWEEN APOLLO AND THE COMPANY.

                  Except for the Other Agreements to which Apollo is or will be a party and the agreements described in Schedule 5.20(a), a true and complete copy of each of which has been delivered to you, no agreements or understandings exist between the Company and Apollo or any Affiliate of Apollo or will be entered into by the Company with Apollo or any Affiliate of Apollo in connection with the transactions contemplated in this Agreement and the Other Agreements.

5.21     "BERLITZ" TRADEMARK.

                  Except as disclosed in Schedule 5.21 hereto or as would not be expected to have a Material Adverse Effect, the Company has valid title and ownership of, and has properly registered the "Berlitz" trademark, and use of such trademark in the Company's business as now conducted or as currently proposed to be conducted causes no conflict with or infringement of the rights of others. Except as disclosed in Schedule 5.21, neither the Company nor any Subsidiary has received any written notice challenging the Company's rights or making any other claim with respect to the "Berlitz" trademark or is aware of any such threatened challenge or claim; and such trademark is free and clear of any Liens except as disclosed in Schedule 5.21.

6.       REPRESENTATIONS OF THE PURCHASER.

6.1      ORGANIZATION; POWER AND AUTHORITY.

                  You represent that you are a corporation duly organized, validly existing and good standing under the laws of the State of Delaware, and are duly qualified and in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on your ability to perform your obligations under the Agreement and the Other Agreements to which you are or become a party, or the validity or enforceability of this Agreement or the Other Agreements to which you are or become a party. You represent that you have the organizational power and authority to transact the business you transact and propose to transact, to execute and deliver this Agreement and the Other Agreements to which you are or become a party and to perform the provisions hereof and thereof.

6.2      AUTHORIZATION, ETC.

                  You represent that this Agreement and the Other Agreements to which you are or become a party have been duly authorized by all necessary organizational action on the part of you, and this Agreement and the Other Agreements to which you are or become a party constitute and, upon execution and delivery by the Company of such Agreements, will constitute, legal, valid and binding obligations of you enforceable against you in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.3      PURCHASE FOR INVESTMENT.

                  You represent that you are purchasing the Debentures for your own account and not with a view to the distribution thereof, provided that the disposition of your property shall at all times be within your control. You understand that the Debentures have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Debentures.

7.       INFORMATION AS TO COMPANY.

7.1      FINANCIAL AND BUSINESS INFORMATION.

                  The Company shall deliver to each holder of Debentures or, in the case of clause (a) below, to each holder of a minimum of $10,000,000 in principal amount of the Convertible Debentures:

                  (a)      Monthly Statements --

                           (i) within 15 days after the end of each month,
                  duplicate copies of preliminary flash financial reports prepared monthly in the normal course of business for Company management and/or the board of directors with respect to the Company's operations by region and business segment, and

                           (ii) within 30 days after the end of each month,
                  duplicate copies of operational summaries prepared monthly in the normal course of business for Company management and/or the board of directors with respect to the Company's regional and geographical results of operations;

                  (b) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and sent to shareholders with the annual proxy statement and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(c);

                  (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

                  (e) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (f) ERISA Matters -- promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the institution of proceedings under section
                  4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) the incurrence of any liability by the
                  Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions; and

                  (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under this Agreement, the Other Agreements and the Debentures as from time to time may be reasonably requested by any such holder of Debentures.

7.2      INSPECTION.

                  The Company shall permit the representatives of each holder of a minimum of $10,000,000 in principal amount of Convertible Debentures:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Significant Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Significant Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Significant Subsidiaries), all at such times and as often as may be requested.

8.       OPTIONAL REDEMPTION OF THE CONVERTIBLE DEBENTURES.

8.1      OPTIONAL REDEMPTION.

                  If for the 30 trading days following the third anniversary of the Issue Date the average of the closing prices of the Company's Common Stock on the New York Stock Exchange exceeds 120.0% of the Conversion Price, the Company may, at any time after the 60th trading day after the third anniversary of the Issue Date, subject to any holder's right to first convert Convertible Debentures into Common Stock, redeem the Convertible Debentures in whole, but not in part, at a redemption price equal to 100.0% of the principal amount of such Convertible Debentures, together with accrued interest to the Redemption Date. In addition, if for the 30 trading days following the third anniversary of the Issue Date the average of the closing prices of the Company's Common Stock on the New York Stock Exchange does not exceed 120.0% of the Conversion Price, the Company may, at any time after the 60th trading day after the third anniversary of the Issue Date, subject to any holder's right to first convert Convertible Debentures into Common Stock, redeem the Convertible Debentures in whole, but not in part, at a redemption price equal to (i) 104.0% of the principal amount of such Convertible Debentures, if such redemption occurs during the period from the third anniversary to and including the fourth anniversary of the Issue Date, (ii) 102.0% of the principal amount of such Convertible Debentures, if such redemption occurs during the period from the fourth anniversary to and including the fifth anniversary of the Issue Date, and (iii) 100.0% of the principal amount of such Convertible Debentures, if such redemption occurs after the fifth anniversary of the Issue Date, in each case together with accrued interest to the Redemption Date.

8.2      ELECTION TO REDEEM; NOTICE TO HOLDERS.

                  The Company shall give each holder of Convertible Debentures written notice of an optional redemption pursuant to Section 8.1 or Section
10.3 hereof not less than 30 days prior to the date fixed for such redemption (the "REDEMPTION DATE"), specifying the Redemption Date and the redemption price applicable to such redemption. During such 30 day period, in the case of a Redemption pursuant to Section 8.1 only, a holder of Convertible Debentures may inform the Company of the intent to exercise the holder's right to convert Convertible Debentures into Common Stock. If such notice is given, the conversion of the Convertible Debentures will be carried out in accordance with the provisions of Section 9 of this Agreement.

8.3      DEBENTURES PAYABLE ON REDEMPTION DATE.

                  Notice of redemption having been given, the Convertible Debentures shall, on the date fixed for such redemption, become due and payable at the applicable price therein specified, and from and after such date (unless the Company shall default in the payment of such price and accrued interest) such Convertible Debentures shall cease to bear interest. The amount to be paid in respect of each such Convertible Debenture shall be paid by the Company at such price together with accrued interest to such date; provided, however, that installments of interest due on or prior to such date shall be payable to the holders of such Convertible Debentures or portions registered at the close of business on the relevant record dates according to their terms. If the amount payable in respect of any Convertible Debenture selected for redemption shall not be so paid or made available for payment, the unpaid amount shall, until paid, bear interest from the date fixed for such redemption at 7.0% per annum. The Company will promptly cancel all Debentures redeemed by it and no Debentures may be issued in substitution or exchange for any such Convertible Debentures.

9.       CONVERSION OF CONVERTIBLE DEBENTURES.

9.1      CONVERSION PRIVILEGE AND CONVERSION PRICE.

                  Subject to and upon compliance with the provisions of this Section, at the option of the holder thereof, any Convertible Debenture or any portion of the principal amount thereof may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of the Common Stock of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the twelfth anniversary of the Issue Date. In case the Convertible Debentures are called for redemption, such conversion right in respect of the Convertible Debentures shall expire at the close of business on the Redemption Date, unless (i) notice of conversion under Section 9.2 has been given prior to such time, or
(ii) the Company defaults in making the payment due upon redemption. In the event any Convertible Debentures are exchanged for Fixed Rate Debentures, such conversion right shall expire upon such exchange.

                  The price at which shares of Common Stock shall be delivered upon conversion shall be initially $33.05 per share of Common Stock (the "CONVERSION PRICE"). The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a) through (g) of Section 9.4.

                  In the case of any Convertible Debenture which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Debenture whose maturity is prior to such Interest Payment Date), interest that is due on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debenture is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Convertible Debenture which is converted, interest which would become payable on an Interest Payment Date falling after the date of conversion of such Debenture shall not be payable.

9.2      EXERCISE OF CONVERSION PRIVILEGE.

                  The holder of any Convertible Debenture wishing to exercise the conversion privilege shall give the Company irrevocable written notice of such election at least 20 days prior to the Business Day designated in such notice as the date of conversion (the "CONVERSION DATE"). Such notice shall also specify the principal amount of Convertible Debentures to be converted. Within seven days of receipt of any such notice, the Company shall give to all other registered holders of Convertible Debentures and all registered holders of convertible debentures issued under the Other Purchase Agreement written notice of the receipt and contents of such notice of conversion. All such holders of Convertible Debentures and such other convertible debentures shall have the right, exercisable by written notice to the Company within 12 days of receipt of such notice from the Company, to convert on the Conversion Date any or all of the Convertible Debentures or such other convertible debentures held by them. The holder of any Convertible Debenture to be converted shall, on or before the Conversion Date, surrender such Convertible Debenture, duly endorsed or assigned to the Company or in blank, at the principal executive office of the Company. Convertible Debentures converted during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Convertible Debentures or portions thereof which have been called for redemption on a Redemption Date within such period) be accompanied by payment in immediately available funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Convertible Debentures being surrendered for conversion. Except as provided in the preceding sentence and subject to the third paragraph of Section 9.1, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Convertible Debentures surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

                  Convertible Debentures shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the holders of such Convertible Debentures as holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 9.3.

                  In the case of any Convertible Debenture which is converted in part only, upon such conversion the Company shall execute and deliver to the holder thereof, at the expense of the Company, a new Convertible Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Convertible Debenture.

9.3      FRACTIONS OF SHARES.

                  No fractional shares of Common Stock shall be issued upon conversion of Convertible Debentures. If more than one Convertible Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Convertible Debentures (or specified portions thereof) so converted. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Convertible Debenture or Convertible Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors) at the close of business on the day of conversion.

9.4      ADJUSTMENT OF CONVERSION PRICE.

                  (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. If any such rights or warrants shall expire without having been exercised, the Conversion Price shall thereupon be readjusted to eliminate the amount of its adjustment due to their issuance.

                  (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section, any dividend or distribution paid in cash out of the retained earnings of the Company and any dividend or distribution referred to in paragraph (a) of this Section), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a board resolution delivered to each holder of Convertible Debentures) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                  (e) The reclassification of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 9.11 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective' within the meaning of paragraph (c) of this Section).

                  (f) For the purpose of any computation under paragraphs (b) and (d) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive Business Days selected by the Company commencing not less than 10 nor more than 20 Business Days before the day in question. The closing price for each day shall be the closing price for such day reported in the Wall Street Journal or, if not so reported, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the

Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

                  (g) The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs (a), (b), (c) and (d) of this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

9.5      NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

                  Whenever the Conversion Price is adjusted as herein provided:

                  (a) the Company shall compute the adjusted Conversion Price in accordance with Section 9.4 and shall prepare a certificate signed by a Senior Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Debentures pursuant to Section 16; and

                  (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company together with a copy of the certificate prepared in accordance with Section 9.5(a) to all holders at their last addresses as they shall appear in the Debenture Register.

9.6      NOTICE OF CERTAIN CORPORATE ACTION.

                  In case:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings; or

                  (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (c) of any reclassification of the Common Stock of the Company or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purposes of conversion of Debentures pursuant to Section 16, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Debenture Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice describing such event in reasonable detail and stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

9.7      COMPANY TO RESERVE COMMON STOCK.

                  The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Convertible Debentures, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Convertible Debentures.

9.8      TAXES ON CONVERSIONS.

                  The Company will pay any and all transfer and stamp taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Convertible Debentures pursuant hereto. The Company shall not, however, be required to pay any income tax payable with respect to conversion of Convertible Debentures or any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the Convertible Debenture or Convertible Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

9.9      COVENANT AS TO COMMON STOCK.

                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Convertible Debentures will upon issue be fully paid and nonassessable and, except as provided in Section 9.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

9.10     CANCELLATION OF CONVERTED DEBENTURES.

                  All Convertible Debentures that are converted shall be delivered to and canceled by the Company.

9.11     PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS.

                  In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver a supplement to this Agreement providing that the holder of each Convertible Debenture then outstanding shall have the right thereafter, during the period such Convertible Debenture shall be convertible as specified in
Section 9.1, to convert such Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares (including fractional shares) of Common Stock of the Company into which such Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by others than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplement to this Agreement shall provide for adjustments which, for events subsequent to the effective date of the event which triggers the requirement of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this Section 9.11 shall similarly apply to successive consolidations, mergers, sales or transfers.

10.      EXCHANGE OF CONVERTIBLE DEBENTURES FOR FIXED RATE DEBENTURES.

10.1     ELECTION FOR FIXED RATE DEBENTURES.

                  If (i) for the 30 trading days immediately preceding the third anniversary of the Issue Date, the average of the closing prices of the Company's Common Stock on the New York Stock Exchange does not exceed the Conversion Price and (ii) Apollo has elected to exchange its convertible debentures issued under the Other Purchase Agreement for fixed rate debentures under the similar provisions of the Other Purchase Agreement, Benesse may elect to exchange its Convertible Debentures (when completed, the "EXCHANGE"), in whole, into fixed-rate non-convertible debentures (the "FIXED RATE DEBENTURES") with a principal amount equal to the principal amount of the Convertible Debentures and with a maturity date on the seventh anniversary of the date of the Exchange.

10.2     PROCEDURE FOR EXERCISING OPTION TO RECEIVE FIXED RATE DEBENTURES.

                  (a) Benesse may exercise its option to receive Fixed Rate Debentures by delivering a preliminary written notice of exercise to the Company no later than 10 trading days following receipt by Benesse from the Company of notice of Apollo's preliminary election to exchange its convertible debentures under the Other Purchase Agreement.

                  (b) The interest rate for the Fixed Rate Debentures and the other terms thereof (except for the principal amount) will be determined in accordance with the applicable provisions of the Other Purchase Agreement and will be the same as such terms in the fixed rate debentures issued under the Other Purchase Agreement.

                  (c) The Company will advise Benesse of the interest rate applicable to the Fixed Rate Debentures and the other terms thereof promptly after they are determined in accordance with the Other Purchase Agreement, and will advise Benesse whether Apollo has decided to complete the exchange after being informed of such terms. Benesse may elect to proceed only if Apollo has elected to proceed, and only if Benesse notifies the Company of its election within 10 days of receipt of notice of Apollo's election to proceed. If both Apollo and Benesse elect to proceed, such election becomes irrevocable and the Company, no later than 150 days from the third anniversary of the Issue Date, shall at its option either (i) redeem all the Convertible Debentures and the convertible debentures issued under the Other Purchase Agreement at 100% of the principal amount thereof plus accrued interest to the Redemption Date or
(ii) deliver to

Benesse and Apollo its duly executed Fixed Rate Debentures and a payment for accrued interest on the Convertible Debentures and such other debentures to the date of the Exchange.

                  (d) If the Exchange should occur, the Debentures will forfeit all Common Stock conversion rights.

10.3     REDEMPTION OF THE FIXED RATE DEBENTURES.

                  Following the third anniversary of the Exchange, the Company may, in whole, but not in part, redeem the Fixed Rate Debentures for a redemption price equal to (i) the sum of 100% of the principal amount of such Fixed Rate Debentures plus an additional percentage of the principal amount, such percentage being 50% of the interest rate on such Fixed Rate Debentures, if such redemption occurs during the period from the third anniversary of the Exchange to and including the fourth anniversary of the Exchange, (ii) the sum of 100% of the principal amount of such Fixed Rate Debentures plus an additional percentage of the principal amount, such percentage being 25% of the interest rate on such Fixed Rate Debentures, if such redemption occurs during the period from the fourth anniversary to and including the fifth anniversary of the Exchange, and (iii) 100% of the principal amount of such Fixed Rate Debentures, if such redemption occurs after the fifth anniversary of the Exchange, in each case together with accrued interest to the Redemption Date.

10.4     REDEMPTION PURSUANT TO THE OTHER PURCHASE AGREEMENT.

                  The Company shall not redeem the Fixed Rate Debentures or Convertible Debentures pursuant to this Agreement unless the Company redeems the fixed rate debentures or convertible debentures pursuant to the Other Purchase Agreement and shall not redeem any fixed rate debentures or convertible debentures pursuant to the Other Purchase Agreement unless the Company redeems the Fixed Rate Debentures or Convertible Debentures pursuant to this Agreement.

11.      AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Convertible Debentures are outstanding:

11.1     COMPLIANCE WITH LAW.

                  The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

11.2     INSURANCE.

                  The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

11.3     MAINTENANCE OF PROPERTIES.

                  The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

11.4     PAYMENT OF TAXES.

                  The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

11.5     CORPORATE EXISTENCE, ETC.

                  Except as provided in Section 12.1, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 12.1, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged or consolidated into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

11.6 REPURCHASE OF DEBENTURES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control or a Benesse Sale Event, each holder of Debentures shall have the right, at such holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "CHANGE OF CONTROL OFFER"), to require the Company to repurchase for cash all or any part of such holder's Debentures (provided, that the principal amount of such Debentures must be $1,000,000 or an integral multiple thereof) on a date (the "CHANGE OF CONTROL PURCHASE DATE") that is no later than 150 days after the occurrence of such Change of Control or Benesse Sale Event, whichever it may be, at the Change of Control Purchase Price specified below, plus accrued and unpaid interest to the Change of Control Purchase Date. The Change of Control Offer shall be made within 15 business days following a Change of Control or Benesse Sale Event, whichever it may be, and shall remain open for 20 Business Days following its commencement (the "CHANGE OF CONTROL OFFER PERIOD"). Upon expiration of the Change of Control Offer Period, the Company promptly, but, in any event, no later than 150 days from the Change of Control, shall purchase all Debentures properly tendered in response to the Change of Control Offer.

                  (b) As used herein, a "CHANGE OF CONTROL" means:

                           (i) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Benesse, Benesse Corporation or any of their Affiliates (collectively, the "BENESSE GROUP"), is or becomes the beneficial owner (as such term is used in Rule 13d-3 of the Exchange Act or any successor provision thereto), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee(s) or surviving entity or entities,

                           (ii) any "person" or "group" other than the Benesse Group, becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding normally entitled to vote in elections of directors, or

                           (iii) during any period of 12 consecutive months after the Issue Date, individuals, together with successors selected by such individuals, who at the beginning of any such 12-month period constituted the Board of Directors of the Company cease for any reason (other than a planned retirement) to constitute a majority of the Board of Directors of the Company then in office, as applicable.

                  A "BENESSE SALE EVENT" means the sale by the Benesse Group of 80% or more of the aggregate number of shares of Common Stock directly or indirectly owned by the Benesse Group on the date of this Agreement.

                  The "CHANGE OF CONTROL PURCHASE PRICE" means 101% of the principal amount of the Debentures.

                  (c) On or before the Change of Control Purchase Date, the Company will (i) accept for payment Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) promptly pay the holders of Debentures so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, if any), and (iii) authenticate and deliver to such holders a new Debenture equal in principal amount to any unpurchased portion of the Debenture surrendered. Any Debentures not so accepted will be delivered promptly by the Company to the holder thereof.

                  (d) If the Change of Control Purchase Date hereunder is on or after a Regular Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest due on such Interest Payment Date will be paid to the Person in whose name a Debenture is registered at the close of business on such Regular Record Date, and such interest will not be payable to holders who tender the Debentures pursuant to such Change of Control Offer.

12.      NEGATIVE COVENANTS.

                  The Company covenants that so long as any of the Convertible Debentures are outstanding:

12.1     MERGER, CONSOLIDATION, ETC.

                  The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each holder of any Convertible Debentures its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Convertible Debentures; and

                  (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 12.1 from its liability under this Agreement, the Other Agreements or the Convertible Debentures.

12.2     FORBEARANCE FROM RESTRICTIONS ON RIGHTS OF HOLDERS OF CONVERTIBLE
         DEBENTURES.

                  The Company will not enter into any agreement or instrument or otherwise agree to any covenant that would in any way limit the right of the holders of the Convertible Debentures to convert the Convertible Debentures into Common Stock or exchange the Convertible Debentures for Fixed Rate Debentures.

13.      SUBORDINATION OF CONVERTIBLE DEBENTURES.

         The Company covenants and agrees, and each holder of a Convertible Debenture, by acceptance thereof, likewise covenants and agrees, (i) that, to the extent and in the manner set forth in this Section 13, the Company's Senior Obligations, if any, will be senior in right of payment to the Convertible Debentures, and (ii) that the subordination provisions set forth in this Section 13 are, and are intended to be, an inducement and a consideration to each holder of any Senior Obligation, whether such Senior Obligation was created or acquired before or after the date of this Agreement, to acquire and continue to hold, or to continue to hold, such Senior Obligation and such holder of Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or continuing to hold, such Senior Obligations.

                  (a) As used herein, "SENIOR IN RIGHT OF PAYMENT TO THE CONVERTIBLE DEBENTURES" means that:

                           (i) no part of the Debt shall have any claim to the
                  assets of the Company on a parity with or prior to the claim of the Senior Obligations; and

                           (ii) unless and until the Senior Obligations have
                  been paid in full, without the express prior written consent of all holders of such Senior Obligations, no Holder will take, demand (including by means of any legal action) or receive from the Company, and the Company will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Debt; provided, however, that (x) at any time, the Company may make, and the Holders may receive, scheduled payments on account of the Debt in accordance with the terms hereof, except if a default in the performance or observance of any term or condition relating to any Senior Obligations (other than a default in the payment of any principal of, premium if any, or interest on the Senior Obligations) has occurred and is continuing that permits the holders of the Senior Obligations to declare such Senior Obligations to be due and payable, the holders of Senior Obligations may give notice (a "Senior Blockage Notice") to the Company (provided, however, no more than one Senior Blockage Notice may be given during any 365 consecutive day period) that until all Senior Obligations are paid in full, no scheduled payments may be made by the Company on account of the Debt during the period ("Senior Blockage Period") commencing on the date of such Senior Blockage Notice and ending on the earliest of:
                  (A) 189 days after the date of such Senior Blockage Notice;
                  (B) the date of such default is cured or waived; and (C) the date that the holders of the Senior Obligations shall have given notice to the Company of termination of the Senior Blockage Period, and except when a default in the payment of any principal of, premium if any, or interest on the Senior Obligations has occurred and is continuing or would result therefrom, (y) at any time permitted under Sections 10.1 and
                  10.2 the Convertible Debentures may be exchanged for Fixed Rate Debentures or at any time converted in accordance with the terms hereof, and (z) upon the acceleration of the maturity of any Senior Obligations, the Holders may accelerate the scheduled maturities of the Debt if and to the extent permitted hereby at such time but such acceleration shall not give any Holder any right to take, demand (including by means of any legal action) or receive from the

                  Company, or the Company the right to make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Debt unless and until the Senior Obligations have been paid in full.

                  (b) Any payment or distribution of assets of the Company, whether in cash, property or securities, to which any Holder would be entitled except for the provisions hereof, shall be paid or delivered by the Holder, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to any Holder.

                  (c) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full in cash, in immediately available funds, of all of the Senior Obligations and the expression "any payment of or security for the whole or any part of the Debt" and any other similar terms of phrases when used herein shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Obligations to substantially the same extent as the Convertible Debentures are so subordinated as provided in this Section 13. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section 12.1 shall not be deemed a "proceeding" for the purposes of this Section 13 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 12.1.

                  (d) If any payment or distribution, whether consisting of money, property or securities, is collected or received by any Holder in respect of the Debt, except payments permitted hereunder, such Holder forthwith shall deliver the same to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, in the form received, duly endorsed to such holders or representative, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by such Holder as the property of such holders of Senior Obligations, segregated from other funds and property held by the Holder.

                  (e) As used herein, "SENIOR OBLIGATIONS" shall mean collectively the unpaid principal of, premium, if any, and interest on (including, without limitation, interest accruing after the maturity date of any Senior Obligation and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) all Indebtedness of the Company having an initial principal amount in excess of $5,000,000, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, in each case whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise which by its express terms states it is a "Senior Obligation."

                  (f) As used herein, "DEBT" shall mean collectively the unpaid principal of, premium, if any, and interest on (including, without limitation, interest accruing after the maturity date of any Convertible Debenture and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Convertible Debentures, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, in each case whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

                  (g) Notwithstanding anything herein to the contrary, the 5% Convertible Exchangeable Subordinated Debentures due 2010, Series A, of the Company, issued to Apollo under the Other Purchase Agreement shall not be Senior Obligations and such debentures shall rank in all respects pari passu with the Convertible Debentures.

14.      EVENTS OF DEFAULT.

                  An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal of or premium on any Debenture when the same becomes due and payable; or

                  (b) the Company defaults in the payment of any interest on any Debenture for more than ten Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 12.1; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 14) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Debenture (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section
         14); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made if a date is specified, or as of Closing; or

                  (f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                  (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
         (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) (i) with respect to any Plan, a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA shall occur which has a reasonable likelihood of resulting in direct or indirect liability to the Company, (ii) with respect to any Plan subject to Title IV of ERISA, the filing of a notice by the Company or an ERISA Affiliate to voluntarily terminate any such Plan in a distress termination, (iii) with respect to any Multiemployer Plan, the Company or any ERISA Affiliate shall incur any withdrawal liability in excess of $50,000 or (iv) with respect to any Plan subject to Title IV of ERISA, the Company or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the Internal Revenue Service, provided that an event listed in clauses (i) through (iv) hereof shall constitute an Event of Default only if it has a Material Adverse Effect.

15.      REMEDIES ON DEFAULT, ETC.

15.1     ACCELERATION.

                  Subject to Section 13:

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 14 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Debentures then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Debentures at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Debentures then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or
(b) of Section 14 has occurred and is continuing, any holder or holders of Debentures at the time out-standing affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Debentures held by it or them to be immediately due and payable.

                  Upon any Debentures becoming due and payable under this
Section 15.1, whether automatically or by declaration, such Debentures will forthwith mature and the entire unpaid principal amount of such Debentures, plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without present- ment, demand, protest or further notice, all of which are hereby waived.

15.2     OTHER REMEDIES.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Debentures have become or have been declared immediately due and payable under Section 15.1, the holders of 50% in principal amount of the Debentures then outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Debenture, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

                  Notwithstanding the foregoing, the holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such Debenture and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

15.3     RESCISSION.

                  At any time after any Debentures have been declared due and payable pursuant to clause (b) of Section 15.1, the holders of not less than 25% in principal amount of the Debentures then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Debentures, all principal of and premium, if any, on any Debentures that are due and payable other than by reason of such declaration and are unpaid, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Debentures, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 20, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Debentures. No rescission and annulment under this Section 15.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

15.4     NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                  No course of dealing and no delay on the part of any holder of any Debenture in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Debenture upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 18, the Company will pay to the holder of each Debenture on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this
Section 15, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

16.      REGISTRATION; EXCHANGE; SUBSTITUTION OF DEBENTURES.

16.1     REGISTRATION OF DEBENTURES.

                  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Debentures (the "DEBENTURE REGISTER"). The name and address of each holder of one or more Debentures, each transfer thereof and the name and address of each transferee of one or more Debentures shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Debenture shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of at least 5% of the original aggregate principal amount ($55,000,000) of the Debentures, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Debentures.

16.2     TRANSFER AND EXCHANGE OF DEBENTURES.

                  Upon surrender of any Debenture at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Debenture or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Debenture or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Debentures (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Debenture. Each such new Debenture shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Debenture shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Debenture or dated the date of the surrendered Debenture if no interest shall have been paid thereon. The

Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Debentures. Debentures shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Debentures, one Debenture may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Debenture registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3.

16.3     REPLACEMENT OF DEBENTURES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Debenture, and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or

                  (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Debenture, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Debenture or dated the date of such lost, stolen, destroyed or mutilated Debenture if no interest shall have been paid thereon.

17.      PAYMENTS ON DEBENTURES.

17.1     PLACE OF PAYMENT.

                  Subject to Section 17.2, payments of principal and interest becoming due and payable on the Debentures shall be made in Princeton, New Jersey, at the principal office of the Company. The Company may at any time, by notice to each holder of a Debenture, change the place of payment of the Debentures so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

17.2     HOME OFFICE PAYMENT.

                  So long as you or your nominee shall be the registered holder of any Debenture, and notwithstanding anything contained in Section
17.1 or in such Debenture to the contrary, the Company will pay all sums becoming due on such Debenture for principal, premium, if any, and interest by the method and at the address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Debenture or the making of any notation thereon, except that, in order to receive payment or prepayment in full of any Debenture, you shall surrender such Debenture for cancellation to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 17.1. Prior to any sale or other disposition of any Debenture held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Debenture to the Company in exchange for a new Debenture or Debentures pursuant to Section 16.2.

18.      EXPENSES, ETC.

18.1     TRANSACTION EXPENSES.

                  The Company will pay all reasonable out-of-pocket fees and expenses (including the fees and expenses of a special counsel and other representatives engaged by you in connection with the transactions contemplated hereby) incurred by you in connection with such transactions (up to a maximum amount of $100,000) ("TRANSACTION FEES") and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Debentures (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Debentures or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Debentures, or by reason of being a holder of any Debenture, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Debentures. The Company will pay, and will save you and each other holder of a Debenture harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you), its investment advisors, Goldman, Sachs & Co. and its counsel, Paul, Weiss, Rifkind, Wharton & Garrison, and (c) any filing fees payable by the Company in connection with any filings or submissions required under the HSR Act in connection with the conversion of the Convertible Debentures. The Transaction Fees will be payable only if one of the following occurs: (i) the transactions contemplated hereby are consummated, or (ii) the Company is in material breach of this Agreement.

18.2     SURVIVAL.

                  The obligations of the Company under this Section 18 will survive the payment or transfer of any Debenture, the enforcement, amendment or waiver of any provision of this Agreement or the Debentures, and the termination of this Agreement.

19.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
         AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Debentures, the purchase or transfer by you of any Debenture or portion thereof or interest therein and the payment of any Debenture, and may be relied upon by any subsequent holder of a Debenture, regardless of any investigation made at any time by or on behalf of you or any other holder of a Debenture. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Debentures embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

20.      AMENDMENT AND WAIVER.

20.1     REQUIREMENTS.

                  This Agreement and the Debentures may be amended, and the observance of any term hereof or of the Debentures may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5.14, 6 or 23 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Debenture at the time outstanding affected thereby, (i) subject to the provisions of Section 15 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Debentures, (ii) change the percentage of the principal amount of the Debentures the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 9, 14(a), 14(b), 15, 20 or 23.

20.2     SOLICITATION OF HOLDERS OF DEBENTURES.

                  (a) Solicitation. The Company will provide each holder of the Debentures (irrespective of the amount of Debentures then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Debentures. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 20 to each holder of outstanding Debentures promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Debentures.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Debentures as consideration for or as an inducement to the entering into by any holder of Debentures of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Debentures then outstanding that consent thereto.

20.3     BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this
Section 20 applies equally to all holders of Debentures and is binding upon them and upon each future holder of any Debenture and upon the Company without regard to whether such Debenture has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Debenture nor any delay in exercising any rights hereunder or under any Debenture shall operate as a waiver of any rights of any holder of such Debenture. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

20.4     DEBENTURES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Debentures then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Debentures, or have directed the taking of any action provided herein or in the Debentures to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Debentures then outstanding, Debentures directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

21.      NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Debenture, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Robert C. Hendon, Jr., or at such other address as the Company shall have specified to the holder of each Debenture in writing.

Notices under this Section 21 will be deemed given only when actually received.

22.      REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Debentures themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, micro- film, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 22 shall not prohibit the Company or any other holder of Debentures from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

23.      APPROVALS, ETC.

                  The Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-laws, to convene a meeting of its shareholders (the "COMPANY SHAREHOLDER MEETING") as promptly as reasonably practicable after the date on which the definitive Company Proxy Statement has been mailed to the Company's shareholders for the purpose of considering and approving the issuance of Common Stock upon conversion of the Debentures pursuant to this Agreement and the debentures issued pursuant to the Other Purchase Agreement. Subject to the fiduciary duties of the Board of Directors of the Company, the Board of Directors of the Company will recommend that holders of Common Stock vote in favor of the approval of this Agreement at the Company Shareholder Meeting.

                  In connection with such meeting, the Company (i) will as promptly as practicable prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) subject to the fiduciary duties of the Board of Directors of the Company, will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and (iii) will otherwise comply with all legal requirements applicable to such meeting. The Company will provide you with a copy of the preliminary proxy statement and all modifications thereto prior to filing or delivery to the SEC and will consult with you in connection therewith. The Company will notify you promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Company Proxy Statement or for additional information and will supply you with copies of all written correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Company Proxy Statement or this Agreement. If at any time prior to the Company Shareholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Company Proxy Statement, the Company will promptly prepare and mail to its shareholders such an amendment or supplement.

24.      SUBSTITUTION OF PURCHASER.

                  You shall have the right to substitute any one of your Affiliates as the purchaser of the Debentures that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 24), such word shall be deemed to refer to such Affiliate in lieu of you, provided, however, that substitution of your Affiliate shall not release you from any liability under this Agreement. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Debentures then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
24), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Debentures under this Agreement.

25.      MISCELLANEOUS.

25.1     SUCCESSORS AND ASSIGNS.

                  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Debenture) whether so expressed or not.

25.2     PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Debentures to the contrary notwithstanding, any payment of principal of or premium or interest on any Debenture that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

25.3     SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

25.4     CONSTRUCTION.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

25.5     COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

25.6     GOVERNING LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. All actions and proceedings arising out of or relating to this Agreement shall be brought by the parties and heard and determined only in a Federal or State court located in the Borough of Manhattan in the City and State of New York and the parties hereto consent to jurisdiction before and waive any objections to the venue of such New

York and Federal courts. The parties hereto agree to accept service of process in connection with any such action or proceeding in any manner permitted for a notice hereunder.

25.7     FURTHER ASSURANCES.

                  Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement. In that regard, the Company agrees to cooperate with you with respect to any filing required pursuant to the HSR Act in connection with the conversion of the Convertible Debentures.

25.8     CONFIDENTIALITY.

                  Each Holder, by its acceptance of its Debenture, agrees that it shall use commercially reasonable efforts to hold in confidence all Confidential Information contained herein or provided hereunder and shall use such Confidential Information only to the extent required for the performance of this Agreement and the transactions contemplated herein; provided, however, that nothing in this Section 25.8 shall prevent any Holder or any of its affiliates from delivering copies of Confidential Information and disclosing Confidential Information to (i) its directors, officers, employees, similar representatives, agents, affiliates and professional advisors who have been informed of the confidentiality provisions set forth in this Section 25.8,
(ii) any actual or prospective transferee of Debentures or Converted Shares that is subject to confidentiality arrangements substantially similar to this
Section 25.8, (iii) any Person from which you offer to purchase any security of the Company, if such Person is subject to confidentiality arrangements substantially similar to this Section 25.8, (iv) any Governmental Authority having jurisdiction over such Holder and requesting such Confidential Information, (v) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any applicable law, rule, regulation or order, (b) in response to any subpoena or other legal process, or (c) in connection with any litigation to which the Holder is a party; provided, however, that, prior to any such disclosure pursuant to clause
(v)(b), the Holder shall use reasonable efforts to permit the Company to provide information to the Person or party requesting the Confidential Information. "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the Other Agreements that is confidential in nature and identified or understood when received by you as being confidential information of the Company or any Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure or which you would have received or had access to from the Company or a Subsidiary absent this Agreement and the Other Agreements, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the

Company or any Subsidiary, or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available.

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                     Very truly yours,

                                     BERLITZ INTERNATIONAL, INC.

                                     By_________________________
                                       Name:
                                       Title:

The foregoing is hereby
agreed to as of the
date thereof.

BENESSE HOLDINGS INTERNATIONAL, INC.

By_________________________
  Name:
  Title:

                                                                     SCHEDULE A


                                 DEFINED TERMS

                  As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                  "AGREEMENT" is defined in Section 20.3.

                  "APOLLO" is defined in Section 2.

                  "APOLLO PURCHASE AGREEMENT" means the Purchase Agreement, dated as of the date hereof between Apollo and the Company, pursuant to which Apollo has agreed to purchase $100 million principal amount of Debentures.

                  "BENESSE" mean Benesse Holdings International, Inc., a Delaware corporation.

                  "BENESSE CORPORATION" is defined in Section 5.4(c).

                  "BENESSE GROUP" is defined in Section 11.6.

                  "BENESSE SALE EVENT" is defined in Section 11.6.

                  "BERLITZ JAPAN" is defined in Section 5.4(c).

                  "BUSINESS DAY" means for the purposes of any provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

                  "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "CHANGE OF CONTROL" is defined in Section 11.6.

                  "CHANGE OF CONTROL OFFER" is defined in Section 11.6.

                  "CHANGE OF CONTROL OFFER PERIOD" is defined in Section 11.6.

                  "CHANGE OF CONTROL PURCHASE DATE" is defined in Section 11.6.

                  "CHANGE OF CONTROL PURCHASE PRICE" is defined in Section 11.6.

                  "CLOSING" is defined in Section 3.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COMMON STOCK" is defined in Section 5.3.

                  "COMPANY" means Berlitz International, Inc., a New York corporation.

                  "COMPANY SHAREHOLDER MEETING" is defined in Section 23.

                  "CONFIDENTIAL INFORMATION" is defined in Section 25.8.

                  "CONVERSION DATE" is defined in Section 9.2.

                  "CONVERSION PRICE" is defined in Section 9.1.

                  "CONVERTIBLE DEBENTURES" is defined in Section 1.

                  "DEBENTURE REGISTER" is defined in Section 16.1.

                  "DEBENTURES" is defined in Section 1.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "DEFAULT RATE" means that rate of interest that is 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Debentures.

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                  "EVENT OF DEFAULT" is defined in Section 14.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FIXED RATE DEBENTURE" is defined in Section 10.1.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL AUTHORITY"  means

                  (a) the government of

                           (i) the United States of America or any State or other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Significant Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Significant Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                  "HOLDER" or "HOLDER" means, with respect to any Debenture, the Person in whose name such Debenture is registered in the register maintained by the Company pursuant to Section 16.1.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

                  "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

                  "INTEREST PAYMENT DATE" means each March 31 and September 30.

                  "INVESTORS AGREEMENT" means the Investors Agreement, to be entered into and dated as of the date hereof, between the Company and Apollo, as amended, supplemented, changed or modified from time to time.

                  "ISSUE DATE" means the date of the Closing.

                  "JAPAN SHAREHOLDERS AGREEMENT" means the Shareholders' Agreement, dated as of November 8, 1990 and amended as of January 29, 1993, among Berlitz Languages, Inc., Benesse Corporation (then known as Fukutake Publishing Co., Ltd.) and the Company.

                  "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Other Agreements and the Debentures, or (c) the validity or enforceability of this Agreement, the Other Agreements or the Debentures.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                  "OTHER AGREEMENTS" means the Other Purchase Agreement, the Investors Agreement, the Promissory Note, the Registration Rights Agreement and a registration rights agreement between the Company and Apollo in substantially the same form as the Registration Rights Agreement.

                  "OTHER PURCHASE AGREEMENT" is defined in Section 2.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  "PREFERRED SHARES" is defined in Section 5.3.

                  "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                  "PROMISSORY NOTE" means the Company's Subordinated Promissory Note in the principal amount of $50,000,000 issued in favor of Benesse on the Closing Date.

                  "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "REDEMPTION DATE" is defined in Section 8.2.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, between the Company and Benesse, as amended, supplemented, changed or modified from time to time.

                  "REGULAR RECORD DATE" means the date that is fifteen days prior to an Interest Payment Date.

                  "REDEMPTION DATE" is defined in Section 8.2.

                  "REQUIRED HOLDERS" means, at any time, the holders of at least 50% in principal amount of the Debentures at the time outstanding (exclusive of Debentures then owned by the Company or any of its Affiliates).

                  "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                  "SIGNIFICANT SUBSIDIARY" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company.

                  "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "VOTING AGREEMENT" means the Voting Agreement, dated as of the date hereof, between Apollo and Benesse Corporation, as amended, supplemented, changed or modified from time to time.

                                                                      EXHIBIT 1

                              [FORM OF DEBENTURE]

                          BERLITZ INTERNATIONAL, INC.

              5% CONVERTIBLE EXCHANGEABLE SUBORDINATED DEBENTURE
                              DUE 2010, SERIES B


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

No. [_____]                                                            [Date]

$[_______]

                  FOR VALUE RECEIVED, the undersigned, BERLITZ
INTERNATIONAL, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to [
          ], or registered assigns, the principal sum of [          ] DOLLARS on
[insert twelfth anniversary of Issue Date], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5% per annum from the date hereof, payable semiannually in cash, on March 31 and September 30 of each year, commencing with the March
31 or September 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment of principal and any overdue payment of interest payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate equal to 7% per annum.

                  Payments of principal of and interest on this Debenture are to be made in lawful money of the United States of America at the principal office of the Company in Princeton, New Jersey or at such other place as the Company shall have designated by written notice to the holder of this Debenture as provided in the Purchase Agreement referred to below.

                  Subject to and upon compliance with the provisions of the Purchase Agreement (defined below), the holder of this Debenture is entitled, at its option, at any time on or before the close of business on the twelfth anniversary of the Issue Date, or in case this Debenture is called for redemption, then in respect of this Debenture until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the Redemption Date, to convert this

Debenture (or any portion of the principal amount hereof), at the principal amount hereof, or of such portion, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a conversion price equal to $33.05 aggregate principal amount of Debentures for each share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in the Purchase Agreement) by surrender of this Debenture, duly endorsed or assigned to the Company or in blank, to the Company at its principal office in Princeton, New Jersey, accompanied by written notice to the Company that the Holder hereof elects to convert this Debenture, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Debenture of the portion hereof being converted has been called for redemption on a Redemption Date within such period), also accompanied by payment in immediately available funds of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Debenture then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Debenture (or any Predecessor Debenture) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Purchase Agreement), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Purchase Agreement. The conversion price is subject to adjustment as provided in the Purchase Agreement. In addition, the Purchase Agreement provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Purchase Agreement shall be amended, without the consent of any Holders of Debentures, so that this Debenture, if then outstanding, will be convertible thereafter, during the period this Debenture shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares (including fractional shares) of Common Stock into which this Debenture might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

                  This Debenture is one of a series of Convertible Exchangeable Subordinated Debentures due 2010, Series B (herein called the "DEBENTURES") issued pursuant to a Purchase Agreement dated as of October 2, 1998 (as from time to time amended, the "PURCHASE AGREEMENT"), between the Company and the purchaser named therein, and is entitled to the benefits of the Purchase Agreement. Each holder of this Debenture will be deemed, by its acceptance hereof, to have made the representation set forth in Section 6.3 of the Purchase Agreement. Capitalized terms used herein without definition have the meaning assigned to them in the Purchase Agreement.

                  This Debenture is subordinated to the prior payment of the Senior Obligations (as defined in the Purchase Agreement) to the extent and in the manner set forth in the Purchase Agreement and by its acceptance hereof the holder of this Debenture agrees to such subordination.

                  This Debenture is a registered Debenture and, as provided in the Purchase Agreement, upon surrender of this Debenture for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Debenture or Debentures for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  This Debenture is subject to redemption upon the terms set forth in the Purchase Agreement.

                  If an Event of Default, as defined in the Purchase Agreement, occurs and is continuing, the principal of this Debenture may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Purchase Agreement.

                  By its acceptance hereof, the holder agrees to maintain the confidentiality of certain information as and to the extent provided in the Purchase Agreement.

                  THIS DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                            BERLITZ INTERNATIONAL, INC.

                                            By_________________________
                                              Name:
                                              Title:

                                                                   EXHIBIT 4.4



               FORM OF OPINION OF SPECIAL COUNSEL TO THE COMPANY
           [Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison]


                                                                [Closing Date]

Benesse Holdings International, Inc.
65 East 55th Street, 23rd Floor
New York, NY  10022

Ladies and Gentlemen:

                  We have acted as special counsel to Berlitz International, Inc., a New York corporation (the "COMPANY"), in connection with the Purchase Agreement (the "PURCHASE AGREEMENT") dated as of October 2, 1998 between the Company and Benesse Holdings International Inc., a Delaware corporation ("BHI"). This opinion is being furnished to you at the request of the Company as provided by Section 4.4 of the Purchase Agreement. Capitalized terms used and not otherwise defined in this opinion have the respective meanings given those terms in the Purchase Agreement.

                  In connection with the furnishing of this opinion, we have examined originals of the following documents, each dated as of the date set forth below (collectively, the "DOCUMENTS"):

                  1.       the Purchase Agreement;

                  2. the Convertible Exchangeable Subordinated Debentures due 2010, Series B, in the aggregate principal amount of $55,000,000 issued to you by the Company pursuant to the Purchase Agreement on the date hereof;

                  3. the Registration Rights Agreement, dated as of October 2, 1998; and

                  4. the Subordinated Promissory Note in the principal amount of $50,000,000 issued to you by the Company on the date hereof (the "SUBORDINATED NOTE").

                  In addition, we have examined: (i) those corporate records of the Company as we have considered appropriate, including copies of the restated certificate of incorporation and the amended and restated by-laws of the Company certified by it as in effect on the date of this letter (collectively, the "CHARTER DOCUMENTS") and copies of resolutions of the board of directors of the Company certified by the Company; and (ii) those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and, as to factual matters, upon certificates of public officials and the Company.

                  In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, the enforceability of the Documents against each party other than the Company.

                  Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on an officer's certificate of the Company and without any independent verification or investigation.

                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that:

                  1. The Company is a subsisting New York corporation in good standing under the laws of the State of New York.

                  2. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under each Document. The execution, delivery and performance by the Company of each Document have been duly authorized by all necessary corporate and shareholder action on the part of the Company and do not violate its Charter Documents.

                  3. Each Document has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

                  4. The execution and delivery by the Company of each of the Documents and the performance by the Company of its obligations under the Documents do not and will not violate or result in a breach of or default under any Covered Law (as defined below) including Regulations U or X of the Board of Governors of the Federal Reserve System of the United States, or any order, writ, injunction or decree of which we have knowledge of any court or governmental authority or agency binding upon the Company or to which the Company is subject.

                  5. Except for any filings, authorizations or approvals specifically provided for in the Documents, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency are necessary under any Covered Law for the issuance and delivery of the Convertible Debentures and the Subordinated Note and the execution, delivery or performance by the Company of the Documents.

                  6. The Company is not required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  7. The shares of Common Stock issuable upon conversion of the Convertible Debentures have been duly authorized by all necessary corporate and shareholder action on the part of the Company and, if and when issued and delivered in accordance with the terms of the Purchase Agreement and the Convertible Debentures, will be validly issued, fully paid and non-assessable.

                  8. Assuming the accuracy of the representations and warranties of BHI contained in Section 6 of the Purchase Agreement and the accuracy as to factual matters of the representations and warranties of the Company contained in Section 5 of the Purchase Agreement, the issuance and sale of the Debentures in the manner contemplated in the Purchase Agreement and the issuance and sale of the Subordinated Note are exempt from the registration requirements of the Securities Act. It is not necessary to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with the offer, sale and delivery of the Debentures in the manner contemplated by the Purchase Agreement or of the Subordinated Note.

                  The foregoing opinion is subject to the following assumptions, exceptions and qualifications:

                           (a)  The  enforceability  of the  Documents  may
be: (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally; and (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (b)  We  express  no  opinion  as to:  (i)  the
enforceability of any provisions contained in the Documents that purport to establish (or may be construed to establish) evidentiary standards; or (ii) the enforceability of any premiums or penalties which are payable in the event of default, (iii) the enforceability of forum selection clauses in the federal courts; or (iv) the enforceability of any provision which is deemed to be violative of any public policy or law.

                  The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America that, in each case, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement (collectively, the "COVERED LAWS"). Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

                  This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreement and the Subordinated Note and may not be circulated to, or relied upon by, any other Person except any Person who hereafter acquires a Debenture or all or part of the Subordinated Note.



                                             Very truly yours,